UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2012

SAGA ENERGY, INC.
(Exact name of registrant as specified in its chapter)

Florida	000-52692	65-0921319
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

1509 East Chapman Ave, Orange, CA	92866
(Address of principal executive offices)	(Zip Code)

(714) 532-1500 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.02  Termination of a Material Definitive Agreement

As of February 13, 2012, we cancelled the Non-Exclusive Financial Advisory and Investment Banking Services Agreement (the “FA Agreement”) with Mundial Financial Group, LLC, a California limited liability company (“Mundial”) reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2011 (the “November 11, 2011 8-K”) by mutual agreement with Mundial.  The disclosures contained in the November 11, 2011 8-K are hereby incorporated by reference into this Current Report on Form 8-K.

Section 5—Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)    Resignation and Appointment of Secretary

On February 8, 2012, Aamna Virk submitted to us her resignation as Secretary, effective as of the date her successor was duly appointed and qualified.

As of February 10, 2012, the Board of Directors appointed Carla Petty, who has been providing accounting services for us free of charge under her employment with our affiliates, to serve as our Secretary.

Ms. Petty, age 52, has served as the accounts manager for Jovian Petroleum Corporation (“Jovian”), a Delaware corporation that operates oil leases in Texas and Oklahoma, since April 2010, and as an account manager for Pyramid Gom, Inc. (“Pyramid”), a Texas corporation in the oil and gas exploration services business, since February 2006.  Ms. Petty has also served as Secretary of Jovian since July 1, 2011.  Both Jovian and Pyramid are our affiliates, and Ms. Petty will continue to serve in her positions at Jovian and Pyramid concurrently with serving as our Secretary. There are no family relationships between Ms. Petty and any of our other officers or directors.

We have not entered into any written or oral employment agreement with Ms. Petty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2012 SAGA ENERGY, INC.

/s/ Ilyas Chaudhary BY: Ilyas Chaudhary ITS: President and Chief Executive Officer (Principal Executive Officer)